Accelerating Finance and Commerce + Exhibit 99.1

The statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act” and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act,” including statements regarding our expectations, hopes, intentions, or strategies regarding the future.  These statements relate to, among other things, business and market conditions, outlook and our future financial and operating results and debt.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology.  Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to: the risk that the transaction described herein will not be completed or will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated; the risk that the integration of FIS and Worldpay will be more difficult, time-consuming or expensive than anticipated; the risk of customer loss or other business disruption in connection with the transaction, or of the loss of key employees; the possible occurrence of an event, change or other circumstance that would give rise to the termination of the merger agreement; the fact that unforeseen liabilities of FIS or Worldpay may exist; the risk of doing business internationally; changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets and currency fluctuations; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries; changes in the growth rates of the markets for the solutions of FIS and Worldpay; failures to adapt such solutions to changes in technology or in the marketplace; internal or external security breaches of systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events; the risk that implementation of software (including software updates) for customers or at customer locations or employee error in monitoring software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers; the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters; competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers; the failure to innovate in order to keep up with new emerging technologies, which could impact the merged companies’ solutions and ability to attract new, or retain existing, customers; the failure to meet financial goals to grow business in Brazil after the unwinding of FIS' Brazilian Venture; the risks of reduction in revenue from the loss of existing and/or potential customers in Brazil after the unwinding of FIS' Brazilian Venture; an operational or natural disaster at one of our major operations centers; and other risks detailed elsewhere in the two companies’ annual reports on Form 10-K for the year ended December 31, 2018 and in our and their other filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, neither FIS nor Worldpay undertakes (and each of FIS and Worldpay expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise. Statement Regarding Forward-Looking Information

Additional Information and Where to Find It This communication is being made in respect of the proposed merger transaction between Fidelity National Information Services, Inc. (“FIS”) and Worldpay Inc (“Worldpay”). In connection with the proposed merger, FIS will file with the SEC a registration statement on Form S-4 that will include the joint proxy statement of FIS and Worldpay and a prospectus of FIS, as well as other relevant documents regarding the proposed transaction. A definitive joint proxy statement/prospectus will also be sent to FIS shareholders and Worldpay stockholders. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the joint proxy statement/prospectus, as well as other filings containing information about FIS and Worldpay, may be obtained at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from FIS at www.investor.fisglobal.com or by emailing info.investorrelations@fisglobal.com or from Worldpay by accessing Worldpay’s website at http://investor.worldpay.com or by emailing IR@worldpay.com. Participants in the Solicitation FIS and Worldpay and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FIS shareholders and Worldpay stockholders in respect of the transaction described in the joint proxy statement/prospectus. Information regarding FIS directors and executive officers is contained in FIS Proxy Statement on Schedule 14A, dated April 20, 2018, which is filed with the SEC. Information regarding Worldpay’s directors and executive officers is contained in Worldpay’s Proxy Statement on Schedule 14A, dated April 4, 2018, which is filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.     ADDITIONAL INFORMATION

Gary Norcross Chairman, President and Chief Executive Officer

ACCELERATING FINANCE AND COMMERCE Global Leader Growing at Scale Innovating to Accelerate Growth Best-in-Class Management Team Highly Compelling Value Creation Exposure to the fastest growing markets globally; driving robust organic growth Combination of leading banking and payments technology and global distribution platforms All key assets are in place today Investment focused on where the markets are moving Combination creates tangible revenue growth opportunities across merchant and banking ecosystems 6% to 9% three-year organic revenue growth outlook post-closing Three year plan drives $700M of EBITDA synergies Proven track record of innovation, superior integration, synergy achievement and value creation

GLOBAL LEADERSHIP AT SCALE

	FIS	worldpay		COMBINED COMPANY	
Market Position	**#1** Global FinTech Provider[1]		**#1** Global Merchant Acquirer[2]	**Global Financial Technology Leader**	
Complementary Capabilities	**Global Financial Solutions**		**Global eCommerce & Integrated Payments**	**Next-Generation Solutions**	
Global Footprint	**100+** Countries *(Local Presence)*		**100+** Countries *(Local Presence)*	**Highest Growth Markets**	
Financial Scale *(FY 2018)*	**$8.4B** Revenue	**$3.1B** EBITDA	**$3.9B** Revenue	**$1.8B** EBITDA[3]	**$12.3B** Revenue / **$4.9B** EBITDA[3]

Source: Company filings and presentations, Wall Street research.
[1] Based on 2018 IDC Fintech Rankings.
[2] Based on number of transactions; analysis of data published in The Nilson Report.
[3] Worldpay EBITDA reflects Adjusted EBITDA figure with stock based compensation expensed.

FIS 6

MODERN SOLUTIONS AND FORWARD-THINKING We have the products for the future – TODAY Focused on the Future FIS Modernized Platform Worldpay Leading Payments Engine Next generation ~60% delivered in the cloud Unified Client Experience Open APIs Modernized Core Engines ANALYZE Interact with payment technology Gain action-driven insights ACCEPT Maximize global acceptance Connecting to payment technology AUTHORIZE SETTLE Optimize and grow the enterprise Convert sales and save money Enabling payment Pay and get paid your way SECURITY AND FRAUD PREVENTION

GLOBAL DISTRIBUTION POWERHOUSE Global Distribution at Scale Technology Partners 1,000+ Partners 3,000+ Integrations Financial Channel Relationships with 14,000+ FI’s including 45 of Top 50 Global FIs Direct Sales Force 3,000+ Sales Associates & Relationship Managers Driving Growth Acceleration Cross-selling to financial institutions and merchants globally

GLOBAL ECOMMERCE GROWTH ENGINE

Driving ALL Payment Types EVERYWHERE

Global E-Commerce Payments – expected to be a ~$3T market[1] in 2018…



EMEA
AsiaPac
Americas
$0.6T
$0.8T
$1.6T

…with cross-border E-Commerce projected to grow at ~25%

Global E-commerce Volume ($T)[1]



Cross border
Domestic
2x+
$4.0 - $4.5
$2.0
2015
2020F

#1 in global eCommerce, with best-in-class capabilities

Large global FI relationships + data enhances auth rates and suite of payment types

Scaled international operations drive localized expertise

FIS Global Scale and Reach with Localized Expertise Accelerates Opportunity

[1]Source: McKinsey Global Payments 2018.

FIS
9

Revenue synergies adding at least 150bps to combined organic growth CREATING VALUE THROUGH ACCELERATED GROWTH Areas of Value Creation Enabling faster payment initiatives and alternative payment types B2B / commercial payments Data analytics & insights COMMERCE COMMUNITY MERCHANT eCommerce global capability Global expansion of payments solutions (e.g. India, Brazil) Innovative “loyalty-as-currency” solutions Fraud optimization Cross-sell banking and payment solutions Global merchant referral programs FINANCIAL INSTITUTIONS Total Opportunity $500M+

Woody Woodall Chief Financial Officer, FIS

3-YEAR SYNERGY PLAN 1 Revenue synergies assumed at 60% margin per preliminary estimates. Proven Discipline to Attain Synergies While Driving Growth Cost Savings $400M Annual Run-Rate Cost Savings Adding 300 bps to EBITDA margin Operational Synergies Technology Integration Corporate Optimization Revenue Synergies $500M1 Adding 150 bps to organic revenue growth Specific Workstreams Proven Program Management Accountability Combined Incremental EBITDA $700M

PROVEN TRACK RECORD FOR DELIVERING SYNERGIES SunGard Metavante eFunds Worldpay Mercury Litle Year Acquired 2015 2009 2007 2017 2014 2012 Purchase Price $9.1B $4.4B $1.8B $10.4B $1.7B $360M % of Synergy Target Achieved ~160% ~130% ~130% Ahead of plan ~120% ~150%

SUPERIOR BUSINESS MODEL WITH HIGH PREDICTABILITY COMBINED (PF 2018) Three Year PF Outlook (Full run-rate synergies)¹ Revenue ($B) $12.3 $15B YoY Organic Revenue Growth N/A Organic revenue growth outlook of 6% - 9% Adj. EBITDA ($B)2 $4.9 $6.5 - $7B Adj. EBITDA Margin2 ~40% ~45% Free Cash Flow ($B)3 $2.4 $4 - 4.5B Robust growth driving margins and accelerating free cash flow Source: Company filings and presentations, Wall Street research. Note: Reflects 2018A financial metrics, unless otherwise labeled. 1 Reflects $500mm of revenue synergies (at 60% margin) and $400mm of cost synergies phased-in fully in three years. 2 EBITDA figures post stock-based compensation. 3 Represents adjusted cash flow from operations less capital expenditures. Worldpay’s free cash flow is pre-integration expenses.

GROWTH AT SCALE GENERATING SIGNIFICANT RETURNS 3-Year Growth Potential ~4% ~6% 8% – 9% Revenue Synergies Benefits of Scale > 500bps Margin Expansion ~2x Free Cash Flow Growth Today At Close Year Three¹ 1 Reflects $500mm of revenue synergies. + + +

TRANSACTION TERMS Structure and Exchange Ratio 90% stock / 10% cash merger to create a global leader in financial and payments technology Worldpay shareholders will be entitled to receive 0.9287 FIS shares and $11.00 in cash for each Worldpay share (equivalent to $112.12 per share)1 Pro forma fully diluted ownership: 53% FIS shareholders / 47% Worldpay shareholders $35.5 billion implied equity value for Worldpay representing a 14% premium to the March 15, 2019 closing price of $98.68, and 20% premium to 30-day VWAP Governance and Leadership Gary Norcross to be Chairman, President and Chief Executive Officer Charles Drucker to be Executive Vice Chairman of the Board of Directors 12 member board, 7 from the board of FIS and 5 from the board of Worldpay, including Lead Independent Director Capital Structure $11B of planned debt raise to refinance Worldpay’s existing debt and fund cash consideration 3.5x PF leverage at close We expect Moody’s/S&P/Fitch to affirm FIS' existing investment grade ratings of Baa2/BBB/BBB stable Name / HQ Combined company will continue under the name FIS Global headquarters will continue to be located in Jacksonville, Florida Timing and Approvals Transaction is expected to close during the second half of 2019 Subject to customary closing conditions including regulatory and shareholder approvals 1 Based on closing share prices of as of 3/15/2019.

STRONG PRO FORMA BALANCE SHEET AND FREE CASH FLOW Flexible Balance Sheet Significant Capital Return Disciplined Capital Allocation Investment Grade Rating Strong FCF Conversion Maintains flexibility for ongoing investments and returning capital to shareholders 1 Reflects synergy adjusted leverage at close. 2 Reflects Pro Forma 2018A Free Cash Flow Generation, defined as adjusted cash flow from operations less capital expenditures. Worldpay’s free cash flow is pre-integration expenses. 3.5x Pro Forma Leverage At Close1 $2.4B Pro Forma Free Cash Flow Generation2 6% - 9% 3-Year Pro Forma Organic Growth 3.3% Weighted Average Cost of Debt ~1.3% Dividend Yield Baa2/BBB Credit Rating

Questions?

THE FIS + Worldpay COMBINATION Drives Value Creation $700M of EBITDA Synergies Rapid Free Cash Flow Growth Accelerating Growth Cross-Sales Drive Tangible Opportunities Leadership in the Highest Growth Areas Enhanced Data and Distribution Frictionless Commerce The Power of End-to-End